Exhibit 10.1

AMENDMENT NO. 3
TO THE
INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 3 (this “Amendment”), dated as of January 3, 2024, to the Investment Management Trust Agreement (as defined below) is made by and between Phoenix Biotech Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of October 5, 2021, as amended by Amendment No. 1 dated December 20, 2022 and Amendment No. 2 dated July 7, 2023 (the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein; and

WHEREAS, at an special meeting of the Company held on January 3, 2024, the Company’s stockholders approved (i) a proposal to amend the Company’s amended and restated certificate of incorporation, as amended by the First Amendment dated December 20, 2022 and the Second Amendment dated July 7, 2023 (the “A&R COI”) to (a) provide the board of directors of the Company (the “Board”) the right to extend such date by which the Company has to consummate an initial business combination up to three times for one month each time, from January 8, 2024 to February 8, 2024, March 8, 2024 or April 8, 2024 (the latest date to which such deadline is extended, the “Later Expiration Date”); and (ii) a proposal to amend the Trust Agreement to (a) extend the date by which the Company has to consummate a business combination from January 8, 2024 to the Later Expiration Date, subject to the terms and conditions of the A&R COI, as amended, and (b) allow the Company to withdraw from the trust account and distribute to the Company the amount of interest earned on the Property to be used for the payment of any applicable taxes.

NOW THEREFORE, IT IS AGREED:

1. Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer or Chairman of the board of directors (the “Board”) or other authorized officer of the Company (and in the case of Exhibit A, signed by the Representative), and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including any amounts representing interest earned on the Trust Account, less interest previously released to, or reserved for use by, the Company in an amount up to $100,000 to pay dissolution expenses (as applicable) and less any other interest released to, or reserved for use by, the Company to pay franchise and income taxes as provided in this Agreement only as directed in the Termination Letter and the other documents referred to therein, or (y) upon the date which is the later of January 8, 2024 or, if the Board elects to extend such date in accordance with the terms and conditions of the Company’s Amended and Restated Certificate of Incorporation for additional one month periods, to the date to which such deadline is extended, which shall not be later than April 8, 2024, as applicable; provided that upon each one-month extension of the period of time to consummate an initial Business Combination, Phoenix Biotech Sponsor, LLC (the “Sponsor”) (or one or more of its affiliates, members or third-party designees) (the “Lender”) will deposit into the Trust Account for each monthly extension $0.03 for each then-outstanding share of Common Stock issued in the Offering (each, an “Offering Share”), in exchange for one or more non-interest bearing, unsecured promissory notes issued by the Corporation to the Lender; and (2) such later date as may be approved by the Company’s stockholders in accordance with any further amendment of the Company’s Amended and Restated Certificate of Incorporation (“Termination Date”), if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including any amounts representing interest earned on the Trust Account, less interest previously released to, or reserved for use by, the Company in an amount up to $100,000 to pay dissolution expenses (as applicable) and less any other interest released to, or reserved for use by, the Company to pay franchise and income taxes, shall be distributed to the Public Stockholders of record as of such date. If the Company completes the Business Combination (as defined below), it will, at the option of the Lender, repay the amounts loaned under the promissory note(s) or convert a portion or all of the amounts loaned under such promissory note(s) into units at a price of $10.00 per unit, which units will be identical to the private placement units issued to the Sponsor at the time of the Offering. If the Company does not complete the Business Combination by the applicable Termination Date, such promissory notes will be repaid only from funds held outside of the Trust Account. The Trustee agrees to serve as the paying agent of record (“Paying Agent”) with respect to any distribution of Property that is to be made to the Public Stockholders and, in its separate capacity as Paying Agent, agrees to distribute such Property directly to the Company’s Public Stockholders in accordance with the terms of this Agreement and the Company’s Certificate of Incorporation in effect at the time of such distribution;”

2. Exhibit E of the Trust Agreement is hereby amended and restated in its entirety as follows:

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account — Extension Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to paragraphs 1(j) and 1(m) of the Investment Management Trust Agreement between Phoenix Biotech Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of October 5, 2021, as amended by Amendment No. 1 dated December 20, 2022, Amendment No. 2 dated July 7, 2023 and Amendment No. 3 dated [●], 2024 (“Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Business for an additional one month, from [●], 2024 to [●], 2024 (the “Extension”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

This Extension Letter shall serve as the notice required with respect to Extension prior to the applicable deadline.

[IF APPLICABLE: In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit the Extension Fee, which will be wired to you, into the Trust Account investments upon receipt.]

Very truly yours,

Phoenix Biotech Acquisition Corp.

By:
Name:
Title:

cc:	Cantor Fitzgerald & Co.

3. All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

4. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

5. This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 6(c) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

6. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 3 to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

PHOENIX BIOTECH ACQUISITION CORP.

By:	/s/ Chris Ehrlich
Name:	Chris Ehrlich
Title:	Chief Executive Officer

[Signature Page to Amendment No. 3 to the IMTA]